Ex.10.08-AGREEMENT

DISTRIBUTORSHIP AGREEMENT

THIS AGREEMENT (Agreement) is entered into this _____ day of ____________ 2003, by and between Reclamation Consulting and Applications Inc., a Colorado corporation ("RCAI") and North American Systems, Inc., a Nevada corporation ("Distributor")

        RECITALS

WHEREAS, RCAI manufactures and distributes certain asphalt, cement and related product release agents, which are used in the construction and similar industries and which are sold under the RCAI trademarks 'Alderox' and/or 'ASA-12'.

WHEREAS, RCAI desires to appoint Distributor to promote, market, sell, distribute and service RCAI's products and Distributor desires to promote, market, sell, distribute and provide customer service for RCAI products in the territory, defined herein below.

THEREFORE, In consideration of the mutual representations, agreements and conditions contained in this Agreement, RCAI and Distributor hereby agree as follows:

SECTION 1:  DEFINITIONS

1.1 'Products' means asphalt, cement and related product release agents, in liquid form which are non-toxic, non-explosive and environmentally compatible and that RCAI formulates and manufactures. RCAI authorizes Distributor to distribute these Products under the RCAI Trademarks.

1.2     'Territory' means the entire geographic area of the United States.

1.3 'Effective Date' means the date first written above which will be concurrent with the date when an authorized representative of the last party hereto executes this Agreement.

1.4 'Agreement Year' means any partial or whole calendar year, commencing with the Effective Date hereof, or any such subsequent period during the continuance of this Agreement.

1.5 'Trademarks' means all trademarks, trade names, designs, logos or other protected or protectable commercial symbols used by RCAI to identify RCAI as the source of the Products to which RCAI grants Distributor the right of distribution hereunder and as set forth in Schedule A attached hereto.

1.6 'Documentation' means any promotional, advertising, technical or training materials developed and furnished by RCAI to Distributor hereunder, specifically intended for the public, including customers and potential customers and concerning the promotion, distribution, application or handling of the Products.

1.7 'Distributor' means North American Marketing, Inc., and any sub-distributor or subcontractor, agent, representative, successor or assign to whom any of the rights or obligations of Distributor herein are assigned or delegated upon the prior written consent of RCAI.

SECTION 2:      GRANT OF EXCLUSIVE DISTRIBUTORSHIP

2.1 As of the Effective Date of this Agreement and for the term hereof, RCAI hereby appoints Distributor and Distributor hereby accepts the exclusive appointment to promote, distribute and provide customer service for the Products in the Territory under the terms and conditions of this Agreement.

2.2 The exclusive right granted herein will apply provided Distributor uses its best efforts to achieve the Minimum Sales Objectives in the Territory for each Agreement Year during the term hereof as further described in Section 4 below.

2.3 During the term hereof, Distributor will refrain from directly promoting, distributing or servicing the Products outside the Territory by soliciting orders, establishing or operating any branch or facilities for said purposes outside the Territory, or taking any other direct action to obtain customer orders outside of the Territory.

2.4 RCAI will use reasonable efforts to refer to Distributor any customer inquiry or order originating from Distributor's Territory and to advise Distributor of such inquiries. However, Distributor will not be liable to RCAI for compensation of any kind in the event of the sale, distribution or servicing of Products by RCAI in the Territory.

2.5 The rights of Distributor to promote, distribute or provide customer service for the Products include the right of sub-distribution or subcontract, upon the prior written consent of RCAI. All other rights not expressly granted in this Agreement to Distributor are reserved to RCAI.

SECTION 3:      AUTHORIZED USE OF TRADEMARKS

3.1 As of the Effective Date of this Agreement and for the term hereof, RCAI hereby grants Distributor the nontransferable right to use the Trademarks set forth in Schedule A hereto in connection with the promotion, distribution and servicing of the Products in the Territory. RCAI may amend Schedule A from time to time.

3.2 Distributor will comply with all RCAI requirements for affixing or using the Trademarks on or in connection with the Products.

3.3 During the term hereof, Distributor will represent to customers and other third parties that Distributor is an authorized independent distributor of RCAI and the Products for the Territories.

SECTION 4:      MINIMUM SALES OBJECTIVE

4.1 Promptly after the Effective Date hereof, RCAI and Distributor will determine a minimum volume of sales of the Products that Distributor will aim to achieve in the first Agreement Year. RCAI will review the minimum volume of sales of the Products prior to the beginning of any successive term during which this Agreement may continue in consultation with Distributor. The minimum volume of sales for the Territory ('Minimum Sales Objective') for each Agreement Year will be set forth in Schedule B attached.

4.2 Distributor will use its best efforts to achieve the Minimum Sales Objective in any given Agreement Year. In particular, Distributor will:

a) actively promote, distribute and service the Products in the Territories;

b)      diligently pursue sales leads provided by RCAI;

c) initiate sales programs, campaigns, surveys, promotions and advertising programs;

d) comply with all provisions of Sections 8 and 9 hereof on training and advertising; and

e) respond promptly and fully to any of RCAI's requests for information on customers or market conditions in Distributor's Territories.

f) assist RCAI, when requested, in the development and testing of new products developed by RCAI

SECTION 5:      TERMS OF DELIVERY

5.1 Unless otherwise agreed, RCAI will deliver all Products for which it accepts purchase orders FOB Distributor's facility, at which time and place title to the Products and risk of loss of the Products will pass to Distributor.

5.2 Distributor is responsible for all costs and risks of transportation, insurance, any import duties or other charges, sales, use or other taxes, and licenses or approvals required for the transport, import, promotion, distribution and sale of the Products in the Territory, and any loss or damage sustained.

SECTION 6:      TERMS OF PAYMENT

6.1 Payments made to Distributor from RCAI will reflect the prices set forth on RCAI's Price List for the Products, attached hereto as Schedule C.

6.2 RCAI may amend the Product/Price List of Schedule C from time to time, any changes to said prices to be effective upon ninety (90) days written notice by RCAI to Distributor. Any price changes will be based on increases in the cost of commodities, manufacturing and/or business operations.

6.4 If it is necessary to convert any amount paid or payable to US dollars from any other currency, the conversion will be made at the rate of exchange prevailing for the purchase of the US dollars at noon on the date when the payment was paid or became due.

SECTION 7:      MANAGEMENT, OPERATIONS & LOANS TO DISTRIBUTOR

7.1 As part of this Agreement, Distributor will take over responsibility for the management and all operational costs of the Salt Lake City, Utah facility.

7.2 As part of this Agreement, RCAI will loan to Distributor the capital required to develop and manage the U.S. market for the Alderox(tm) ASA-12(tm) and KR7 products pursuant to a Revolving Loan Agreement and Security Agreement in the forms attached hereto as Schedule D.

7.3 Distributor will advise RCAI of its monthly capital requirements in writing at least 30 days prior to when funds will be required. Written requests for capital must include a detailed breakdown of where the monies are to be spent (capital allocation report). Requests for loans and capital allocation reports must be reviewed and approved in writing by RCAI prior to the release of funds to Distributor.

7.5 Distributor will provide RCAI with financial records/information requested, as defined in the Loan Agreement.

7.7 Any new products that may be developed by Distributor or any of its employees related to the Alderox products covered by this agreement shall be owned 100% by RCAI.

7.8 RCAI shall have the Right of First Refusal for the purchase of NAS in the event that NAS is offered for sale.

SECTION 8:      QUALITY CONTROL, SAFETY STANDARDS

8.1 In order to ensure that a high standard of reliability, application and handling of the Products is maintained and that proper use of the Trademarks in connection with the Products is made, RCAI will exercise its rights of supervision and quality control over Distributor's provision of customer service for the Products during the term of this Agreement.

8.2     Distributor will:

a) employ and maintain sufficient personnel to perform the obligations of Distributor herein and ensure their adequate training in accordance with Sections 8 and 9 hereof;

b) provide customers with adequate information and training on the safe and effective handling of the Product(s) and their applications;

c) furnish all market development information reasonably requested by RCAI concerning the customers of Products sold by Distributor; and

d) notify RCAI by phone, confirming in writing or confirming by e-mail, as promptly as practicable after it comes to Distributor's attention, of any customer complaints regarding the Products.

e) advertise & publicize the Products in the Territory in accordance with any RCAI advertising and promotional guidelines set forth in any Documentation or other materials, or as provided during any training or market development assistance by RCAI.


SECTION 9:      LIMITED WARRANTIES FOR PRODUCTS

9.1 RCAI hereby warrants with respect to all Products delivered to Distributor pursuant to the terms and conditions hereof that all such Products will be suitable for the applications intended, provided they are used as is intended from the date of delivery to Distributor until one (1) year from the pick-up date.

9.2 RCAI's entire liability and Distributor's customers' exclusive remedy is limited to the replacement without charge, of any Products which prove not to function as intended within the warranty period.

9.3 RCAI will not be liable for the replacement of Products which, in RCAI's sole opinion, have been subjected to misuse, accident, alteration, neglect or damage.

9.4 The warranties provided herein are the only warranties made by RCAI and excludes all other express and implied warranties including those of merchantability and fitness of the Products for a particular purpose.

SECTION 10:     DISTRIBUTOR'S LIABILITY

10.1 Distributor will limit its representations on warranty with regard to the Products to correspond to the provisions of Section 11 hereof.

10.2 RCAI will obtain as of the Effective Date of this Agreement and maintain for the term hereof general liability coverage which includes specifically the Products and completed operations coverage of at least $1,000,000 per incident, property of at least $1,000,000 and such additional insurance as may be required by the law or laws of the Territory. RCAI shall name Distributor as co-insured under said policy.

10.3 Within ten (10) days of the Effective Date, RCAI will provide Distributor with a copy of the insurance policy evidencing compliance with
Section 11.2 and will refrain from canceling or changing said policy, except to increase coverage, without prior written notice to Distributor.

SECTION 11:     PROPRIETARY RIGHTS

11.1 Distributor on behalf of itself, its officers, employees, agents, representatives, and assigns:

a) acknowledges that RCAI is the owner of all proprietary rights in the Products and the Trademarks, to which RCAI grants Distributor the rights to distribute and use pursuant to the provisions of this Agreement; and

b) will refrain from any unauthorized or infringing use of the Products, Trademarks or any Documentation for the term hereof and thereafter.

11.2 Promptly after Distributor learns of any suspected or actual unauthorized third party use of the Products, Trademarks or Documentation, Distributor will notify RCAI of said unauthorized use or disclosure.

11.3 Should RCAI decide to take any action to defend against or terminate said infringing or unauthorized use of its proprietary rights in the Distributor's Territory, Distributor will, upon RCAI's request, render any assistance RCAI may require, at RCAI's expense.

SECTION 12:     TERM AND TERMINATION

12.1 This Agreement will commence on the Effective Date hereof and will continue for an initial term of three (3) year (Initial Term). This Agreement may be renewed for one or more successive terms of 1 year each (Successive Term) by 90 days prior written notice of RCAI to Distributor. At the time of renewal Distributor will:

a) have complied with its best efforts obligation to achieve the Minimum Sales Objective for the Agreement Year concerned; and

b) have complied with all other obligations of this Agreement to RCAI's satisfaction.

12.2 RCAI may terminate this Agreement at any time during the Initial Term or any Successive Term by giving written notice to Distributor, notice effective upon the date given, in the event of any one or more of the following:

a) the failure of Distributor to use its best efforts to achieve the Minimum Sales Objective required hereunder. A minimum sales objective shall be mutually agreed upon commencing at the end of six (6) months from execution of this Agreement;

b) Distributor's breach of any obligation concerning RCAI's proprietary rights;

c) Distributor's breach of any obligation or representation, other than those of paragraphs a) and b) above;

d) Distributor's assignment of this Agreement or any of rights granted hereunder by Distributor by agreement or operation of law, without the prior written consent of RCAI;

f) any legal or business transaction or event which causes a change in majority ownership of Distributor and effectively results in an assignment of this Agreement to owners substantially different from the owners of Distributor at the time of execution of this Agreement without the prior written consent of RCAI; and

g) any insolvency or inability of Distributor to pay debts as and when due, or the initiation or pendency of any proceeding involving the insolvency, bankruptcy, reorganization, or liquidation of Distributor.

12.4 In the event that RCAI claims Distributor is in breach of any provision of this Agreement, it shall give six (6) months written notice of such deficiency and Distributor shall have a period of six (6) months to cure said deficiency.

SECTION 13:     EFFECTS OF TERMINATION

13.1 Subject to Section 15.6, upon termination, Distributor will immediately discontinue the promotion, distribution and servicing of the Products and will cease to represent itself as an authorized Distributor of RCAI.

13.2 Distributor will further discontinue any use of RCAI's Trademarks and any Documentation. At RCAI's option, Distributor will certify destruction of Documentation.

13.3 Distributor will refrain from using any name, mark or logo which may create a likelihood of confusion with RCAI's Trademarks and will further refrain from copying in whole or in part any of the Confidential Information or Documentation.

13.4 Unless termination occurs for cause, Distributor may sell any Products remaining as of the date of termination, provided it does so within 30 days of the date of termination. All other Products remaining thereafter shall be purchased by RCAI from Distributor at Distributor's blending cost.

13.5 Nothing herein will relieve or extinguish any of Distributor's payment obligations under any provision of this Agreement. Nevertheless, in the event of insolvency or refusal to pay for any reason by Distributor, RCAI may take reasonable actions to mitigate its losses by sale of the Products ordered to other distributors or customers.

13.6 Distributor will offer to RCAI and RCAI may elect to assume the rights and obligations of any agreements between Distributor and its customers for the service of the Products, effective as of the date of termination or expiration.

13.7 In no event will termination or expiration with or without cause of this Agreement entitle Distributor to any compensation by RCAI on any grounds whatsoever.

SECTION 14:     PAYMENT UPON TERMINATION

14.1 In the event that RCAI terminates this Agreement without cause during the term hereof, including any extensions, it shall pay to Distributor the following amount:

a) five (5) times sales or $700,000 (seven hundred thousand) if this Agreement is terminated without cause at any time during the first twelve months from execution;

b) five (5) times total sales if this Agreement is terminated commencing the thirteenth month from execution.

All amounts to be paid above shall be reduced by any advances made to Distributor under Section 8.

14.2 In the event of termination and payment by RCAI to Distributor as stated herein, RCAI shall be entitled to existing assets of Distributor on the date of termination.

SECTION 15:     GOVERNING LAW, ARBITRATION, ATTORNEY'S FEES

15.1 Governing Law. This Agreement together with the Schedules hereto and any valid agreement subsequently entered into between the parties regarding the subject matter hereof will be governed and construed in accordance with the laws of California.

15.2 Dispute Resolution. In the event of any controversy or claim arising out of or relating to this Agreement, the parties agree to try in good faith to settle the claim by mediation administered by the American Arbitration Association ('AAA') before resorting to arbitration. Any controversy or claim that cannot be resolved by mediation will be settled by arbitration administered by the AAA in Orange County, California. Judgment on the award rendered by the arbitrator will be final and may be entered in any court having jurisdiction thereof.

15.3 In the event of unauthorized use or disclosure of the Products, Trademarks, or Documentation, Distributor acknowledges that RCAI will be irreparably harmed and, as there is no adequate remedy at law, RCAI may seek and obtain injunctive relief against Distributor for any harm arising from or relating to said unauthorized use or disclosure. Moreover, should the interim measures for injunctive relief under the AAA Rules prove inadequate, RCAI may seek injunctive relief, specific performance or any other equitable relief from any competent court having jurisdiction.

15.4 Attorney's Fees. In the event an action or arbitral proceeding is instituted relating to this Agreement, the party which the arbitrator or court of competent jurisdiction shall deem to have substantially prevailed therein shall be entitled to recover all costs, expenses, and attorney's fees adjudged by such arbitral tribunal or court.

SECTION 16:     GENERAL PROVISIONS

16.1 Relationship of the Parties. Nothing in this Agreement will be construed as creating a partnership or joint venture between the parties or making Distributor a shareholder, agent, employee or other representative of RCAI, but in all of its operations hereunder Distributor will be an independent contractor, conduct its business at its own cost and expense and make no representation, express or implied, that it is an employee, partner, shareholder, joint venturer or other representative of RCAI. Distributor will have no authority to make any representation or warranty on behalf of RCAI, except as specified in this Agreement.

16.2 Force Majeure. In the event that either party is rendered wholly or partially unable to carry out its obligations under this Agreement due to reasons beyond its control (including, without limitation, acts of God, industrial disputes, war or civil disturbances, fire, floods, storms, earthquakes, landslides, acts of any governmental authority or agency, embargoes or unavailability of equipment or transport), the failure to so perform will be excused and not constitute default hereunder during the continuation of the intervention of such force majeure. The party affected shall give prompt notice to the other party, shall take all reasonable steps to eliminate the intervening event and shall resume performance as promptly as is practicable.

16.3 Assignment. This Agreement will be binding upon and inure to the benefit of RCAI, its successors and assigns. This Agreement will not be assignable or transferable by Distributor unless prior written consent is obtained from RCAI and provided that the assignee or transferee agrees in writing to be bound by all the terms, condition and obligations of this Agreement by which Distributor is bound and Distributor remains subject to the obligations on confidentiality and proprietary rights set forth herein. Any assignment of this Agreement or any rights or obligations arising therefrom without RCAI's prior written consent shall be deemed void.

16.4 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court or other tribunal of competent jurisdiction, this Agreement will be considered divisible as to such provision and the remaining provisions hereof will remain valid and binding.

16.5 No Waiver. Failure or delay by either party to exercise or enforce any term, right, power or privilege of this Agreement will not operate as a waiver thereof nor will any single or partial exercise of any term, right, power or privilege preclude any other or further exercise thereof.

16.6 Entire Agreement. This Agreement, and all schedules hereto form the entire agreement of the parties hereto with respect to the subject matter hereof. No modification, renewal, extension or waiver of this Agreement or any of its provisions will be binding unless made in writing and signed by each party's duly authorized representative, except as to the Schedules attached hereto, which RCAI may amend from time to time during the term hereof.

16.7 Survival. Neither termination nor expiration will affect any right or obligation of either party hereunder which by its terms continues beyond the effective date of termination or expiration.

16.8 Notices. Unless otherwise provided herein, any notice or other written communication required or permitted in connection with this Agreement will be properly given when made in writing and sent by first-class registered or certified airmail, return receipt requested, or by courier or other personal delivery service, and properly addressed to the appropriate party at the address set forth above, until changed by written notice. Notice shall be effective when given, provided it is given in accordance with this Section 17.8.

If to RCAI:                                     Gordon Davies
RCAI
23832 Rockfield Blvd., Ste. 275
Lake Forest, CA 92630


If to North American Systems, Inc.              George Aumond
North American Systems, Inc.
1520 S. Grand
Santa Ana, CA 92705

IN WITNESS WHEREOF, RCAI and Distributor have each caused this Agreement to be executed on its behalf by it's duly authorized officer as of the date first written above.

RCAI                                            North American Marketing, Inc.



By:____________________  __           By:________________________
Gordon Davies                                   George Aumond
President                                       President